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                                                                     Exhibit 5.1


                      [BAKER & HOSTETLER LLP LETTERHEAD]


                                 May 12, 1998


Cleveland Indians Baseball Company, Inc.
2401 Ontario Street
Cleveland, Ohio 44115

Gentlemen:

                  As counsel for Cleveland Indians Baseball Company, Inc., an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1 (the "Registration Statement"), as amended, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in connection with a proposed public offering and sale of up to 4,600,000 Class A Common Shares, without par value (the "Shares"), of the Company including 4,000,000 Shares to be issued and sold to the Underwriters identified in the Registration Statement (the "Underwritten Shares"), and up to an additional 600,000 Shares subject to an over-allotment option granted to the Underwriters by the Company (the "Option Shares").

                  In connection with the foregoing, we have examined (a) the proposed Amended and Restated Articles of Incorporation (the "Articles") in the form filed as an exhibit to the Registration Statement and the Code of Regulations of the Company, (b) the proposed form of Underwriting Agreement filed as an exhibit to the Registration Statement (the "Underwriting Agreement") with respect to the Shares, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based upon such examination, we are of the opinion that, when the Articles have been duly filed with the Ohio Secretary of State pursuant to the Ohio Revised Code (in substantially the form filed as an exhibit to the Registration Statement), the Shares will be duly authorized and, when issued and sold pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) and in the manner contemplated by the Registration Statement, the Underwritten Shares and the Option Shares will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Validity of Shares" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Baker & Hostetler LLP

                                                     Baker & Hostetler LLP